AMENDED AND RESTATED
Pricing Supplement No. 5a  Dated July 24, 2002       Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated June 28, 2000 and               File No.: 333-38756
Prospectus Supplement dated October 26, 2000)

This Amended and Restated Pricing Supplement No. 5a supercedes and replaces in its entirety Pricing Supplement No. 5 filed on July 19, 2002.


                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES C

Date of Issue: July 24, 2002      [ ] Fixed Rate       [ ] Commercial Paper Rate Note     [ ] LIBOR Reuters
               -----------------  [X] Senior           [ ] Federal Funds Rate Note        [X] LIBOR Telerate
Maturity Date: July 25, 2005      [ ] Subordinated     [ ] CD Rate Note                   [ ] Prime Rate Note
               -----------------  [ ] CMT Rate Note    [ ] Treasury Rate Note             [ ] LIBOR Note
                                                                                          [ ] Other

CUSIP: 06422NGH3
       -------------------

Principal Amount: $570,000,000.00
                  -------------------------

Issue Price (As a Percentage of Principal Amount): 100%
                                                   ------------------

Interest Rate/Initial Interest Rate: Not Available
                                     ------------------------

Interest Payment Dates: 24th of January, April, July, October
                        -------------------------------------------------------

Interest Reset Dates: 24th of January, April, July, October
                      -------------------------------------------------------

Index Maturity: 90 days
                -----------------------------------------------------------

Designated CMT Maturity Index:
                               -------------------------------

Designated CMT Telerate Page:
                              -------------------------------

Spread: +20 Basis Points
        --------------------------

Spread Multiplier: None
                   --------------

Minimum Interest Rate: None
                       --------------

Maximum Interest Rate: None
                       --------------

Interest Payment Period: July 24, 2002 to October 24, 2002 and quarterly
                         -----------------------------------------------
                         thereafter, up to but excluding the interest payment
                         ----------------------------------------------------
                         date
                         ----

Interest Rate Reset Period: July 24, 2002 to October 24, 2002 and quarterly
                            --------------------------------------------------
                            thereafter, up to but excluding the interest payment
                            ----------------------------------------------------
                            date
                            ----

Redemption Date(s) or Period: None
                              --------------

Optional Repayment Date(s): None
                            --------------

Calculation Agent (If Applicable): Bank One, NA
                                   ----------------------

Additional Terms:

The Agents listed below, each as a principal, have severally, and not jointly, agreed to underwrite the principal amount of Notes set forth opposite its name:

Agent                              Principal Amount
-----                              ----------------

Banc One Capital Markets, Inc.     $550,000,000

Loop Capital Markets, L.L.C.       $ 10,000,000

Sandler O'Neill & Partners, L.P.   $ 10,000,000

Commission or Discount:            $    335,787

The Agents have advised BANK ONE CORPORATION that they propose initially to offer all or part of the Notes directly to the public at the Issue Price listed above. After the initial offering period, the Issue Price may be changed.

The Agents expect that the Notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about July 24, 2002.

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.